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                                                                      Exhibit 5

                                HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                         617-526-6000 o fax 617-526-5000



                                                    February 7, 2000



BioTransplant Incorporated
Building 75, Third Avenue
Charlestown Navy Yard
Charlestown, MA 02129

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:



         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of (i) an aggregate of 1,852,485 shares of Common Stock, $0.01 par value per share (the "Shares"), of BioTransplant Incorporated, a Delaware corporation (the "Company") and (ii) an aggregate of 60,610 shares of Common Stock issuable upon the exercise of warrants held by certain stockholders of the Company (the "Warrant Shares"), all of which Shares and Warrant Shares, if and when sold, will be sold by certain stockholders of the Company (the "Selling Stockholders").



         We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


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         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares or Warrant Shares to register and qualify the Shares or Warrant Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon and subject to the foregoing, we are of the opinion that

         1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable;

         2. The Warrant Shares have been duly authorized, and when issued upon exercise of the warrants in accordance with the terms of such warrants, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares or the Warrant Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not


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hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     HALE AND DORR LLP